UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 29, 2015

ROYAL GOLD, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-13357	84-0835164
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1660 Wynkoop Street, Suite 1000, Denver, CO	80202-1132
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 303-573-1660

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                   Other Events

ADDITIONAL INFORMATION REGARDING THE

2015 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON WEDNESDAY, NOVEMBER 11, 2015

THIS INFORMATION SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.

October 29, 2015

RE:                           Royal Gold, Inc. Annual Meeting of Stockholders — November 11, 2015

Proposal 3, Advisory Vote on Executive Compensation

Dear Stockholder:

By now you should have received Royal Gold, Inc.’s Notice of the 2015 Annual Meeting and Proxy Statement.  You also can view the Proxy Statement at www.royalgold.com.

My name is Craig Haase, and I am Chairman of the Compensation, Nominating and Governance Committee (“Committee”) of Royal Gold’s Board of Directors (“Board”). The Board is proud of Royal Gold’s many accomplishments during fiscal year 2015, including a record volume of gold equivalent ounces of production, record operating cash flow, increased revenue and an increased dividend, all despite the prevailing depressed gold price environment. More accomplishments are summarized in the “Proxy Summary” found on page ii of the Proxy Statement.

I write today on behalf of the Committee, asking for your careful consideration of the additional information which follows, and for your support at the Annual Meeting by voting in accordance with the recommendations of the Board on all proposals, including Proposal 3, Advisory Vote on Compensation of the Named Executive Officers (commonly referred to as “Say on Pay”).

Proxy advisor Glass Lewis recommended a vote “for” Say on Pay, while Institutional Shareholder Services (ISS) recommended “against” this proposal. Glass Lewis compared Royal Gold’s executive compensation to gold companies with market capitalizations similar to Royal Gold. Their benchmarking group comprises the peers selected by Royal Gold, and the Committee agrees that this benchmark group provides an appropriate basis for executive compensation comparison.

The Committee strongly disagrees with the ISS recommendation, which it believes to be based on a misleading comparison of Royal Gold’s executive compensation against an ISS-selected group of companies that simply are not comparable from an industry, business model or market capitalization perspective.

After reviewing the information below, the Committee is confident you will agree that the ISS methodology:

•                  failed to compare Royal Gold to any other company in the very unique precious metal royalty and streaming business;

•                  produced a benchmark group of twelve companies, only two of which are precious metals companies;

•                  does not acknowledge that metrics other than revenue may be appropriate peer selection tools;

•                  does not recognize that a royalty company’s unique cost structure provides exceptionally high margins on smaller revenues than the selected peers;

•                  suggests that companies averaging one-eighth the market capitalization of Royal Gold are relevant benchmark peers;

•                  produced a benchmark group whose share prices have no meaningful correlation to gold prices and are generally countercyclical to precious metals company share prices— meaning that Royal Gold’s shareholder returns are highly unlikely to align well with companies outside the gold industry when, as is true today, gold is depressed and the broader market is relatively stronger; and

•                  resulted in an unfair and misleading comparison of Royal Gold’s executive compensation program against a benchmark peer group of companies bearing little, if any, resemblance to Royal Gold.

The Committee believes that comparison of Royal Gold’s executive compensation against a valid peer group clearly demonstrates strong pay and performance alignment relative to Royal Gold’s true peers.

Each of these items is explained in more detail below.

Royal Gold selects peers that accurately reflect its business model, market capitalization, EBITDA and correlation to gold price.

Royal Gold’s executive compensation benchmarking peer group was established in fiscal year 2013 following recommendation by Royal Gold’s executive compensation consultant at the time, Frederic W. Cook & Co., with input from the Committee and management. The group was reviewed and confirmed by Towers Watson in fiscal year 2014, and again by Royal Gold’s current compensation consultant, Hugessen Consulting, in fiscal year 2015.

Royal Gold’s compensation peers are selected based primarily on strong business model matches. All of our peers are either gold and silver royalty and streaming companies, or gold and silver mining companies. Other criteria used in the selection process include earnings before interest, taxes, depreciation and amortization (“EBITDA”), market capitalization and share price correlation to gold prices. These criteria led to the selection of today’s benchmarking peer group consisting of 11 publicly traded precious metals companies: Agnico Eagle Mines Limited, Alamos Gold Inc., Centerra Gold Inc., Coeur Mining, Inc., Eldorado Gold Corporation, Franco-Nevada Corporation, Hecla Mining Company, IAMGOLD Corporation, New Gold Inc., Pan American Silver Corp. and Silver Wheaton Corp.

The Committee is convinced that this is the relevant comparator group because:

•                  Royal Gold’s EBITDA is in the 41st percentile of the peer group. We believe EBITDA is one of the best measures for comparing Royal Gold to peers due to its unique business model—over 75% of Royal Gold’s revenue reported to EBITDA in fiscal year 2015;

•                  Royal Gold’s market capitalization is near the 70th percentile of its peers. Companies in the same industry possessing similar market capitalization tend to have similar levels of compensation;

•                  gold industry peers share Royal Gold’s correlation between company share price and gold prices. This is an extremely important point when comparing Royal Gold’s executive pay-for-performance with other companies. Because precious metals prices, and the stock prices of precious metals mining companies, are often countercyclical to the broader market, the shareholder returns of precious metals companies tend to compare well with each other but not to the broader market. We see this situation today, and we believe that ISS’ comparison of Royal Gold’s shareholder return with those of companies in unrelated industries is inappropriate and misleading; and

•                  gold mining companies represent the closest competitive market for executive talent. Since 2007, Royal Gold has hired eleven senior- and manager-level employees formerly employed by major gold producers—a significant fact given that Royal Gold today employs only 21 individuals.

ISS selects benchmarking peers using only two criteria. ISS’ methodology excludes Royal Gold’s true peers, and includes companies like timber and chemical companies that are irrelevant to Royal Gold’s business, which leads to inconsistent peer group composition that undermines the validity of ISS’s quantitative pay-for-performance evaluation.

We accept that ISS must observe internal protocols for establishing a benchmarking peer group for Royal Gold. These protocols require ISS to screen first for public companies in the same Global Industry Classification Standard industry code as Royal Gold, and then to screen these companies by annual revenue. However, the methodology employed by ISS has produced benchmark peer groups that:

•                  do not include any precious metals royalty or stream companies. No competitors of Royal Gold have been included in an ISS-selected benchmark peer group;

•                  since 2013 have included as many as seven and as few as two precious metals companies. Five gold mining companies were eliminated from the 2014 ISS-selected peer group to form the 2015 group, and neither of the two remaining 2015 ISS-selected peers in the precious metals business are primarily gold miners; and

•                  have been comprised of companies in the specialty chemicals, building materials, base metals, metal alloys, forest products, paper, coatings and limestone industries. None of these industries are similar, or even relevant, to precious metals mining generally, or to the precious metals royalty business in particular.

EBITDA and market capitalization are better benchmarking peer group selection tools than revenue.

As indicated above, ISS uses annual revenue as a second peer group screen. However, the Committee believes that revenue is not a true measure of size for Royal Gold. The Committee believes that EBITDA and market capitalization are better measures for the following reasons, among others:

•                  Royal Gold’s business model is extremely efficient. More than 75% of Royal Gold’s revenue reported to EBITDA in fiscal 2015. Our investors understand that this model provides very low operating costs and superior operating margins compared to mining and industrial companies;

•                  Royal Gold’s fiscal year 2015 EBITDA compares well to the median of its self-selected peers and that of the peers selected by Glass Lewis:

•                  Market capitalization is directly correlated to stockholder benefit.

•                  Companies in the same industry possessing similar market capitalization naturally tend to award similar levels of compensation, while companies in the same industry possessing much different market capitalization tend to provide disparate compensation.

The average market capitalization of the 2015 ISS-selected peer group is approximately one-eighth that of Royal Gold as of June 30, 2015, as demonstrated in the following chart:

Because ISS methodology selects mostly companies with much smaller market capitalization than Royal Gold, it is no surprise that ISS views Royal Gold’s CEO compensation as being higher relative to the ISS-selected peers.  By contrast, Royal Gold’s market capitalization as of June 30, 2015, ranked in the 67th percentile of its self-selected benchmark peer group.

Share price correlation to gold price also is a valid selection tool for establishing a benchmark peer group for Royal Gold.

Precious metals company stock prices generally have a high correlation to gold and silver prices. However, gold and silver prices, and precious metals company stock prices, are often contrarian investments in the broader market—higher when the broader market is down, and lower when the broader market is up. As our industry is often countercyclical to the broader market, we believe it is inappropriate and misleading to compare Royal Gold’s total shareholder return with companies who have no or negative correlation to gold prices.

To demonstrate the magnitude of this point, Royal Gold’s share price had an 89% correlation to the price of gold during its 2015 fiscal year. The chart below illustrates that Royal Gold’s correlation to gold price compares very well with that of its self-selected peer group and the peers selected by Glass Lewis, while the ISS-selected peers, as a group, had an extremely weak 4% correlation to gold:

The importance to Royal Gold of selecting benchmark peer groups comprised of gold companies is unmistakable. Gold prices have been falling since late calendar year 2012, while the performance of the broader market has improved. Comparison of Royal Gold’s executive compensation with benchmark peer groups comprised predominantly by companies outside the gold industry, such as the ISS-selected peer group, will yield misleading results.

Using the Royal Gold-selected benchmark peer group clearly demonstrates pay for performance alignment.

When a benchmarking peer group that truly reflects Royal Gold’s business model and industry profile is used to compare Royal Gold’s executive compensation, the relative alignment of Royal Gold’s pay with performance is clearly demonstrated, as presented below.

The Committee’s conviction that it has selected an appropriate benchmarking peer group is borne out by two years of stockholder engagement. Many of our largest investors have consistently indicated during engagement that they consider our gold-focused peer group to be the most relevant and appropriate for compensation benchmarking purposes.

Moreover, Glass Lewis independently used the Royal Gold benchmarking peer group, plus several additional gold mining companies, to analyze Royal Gold’s pay and performance alignment. Glass Lewis found solid alignment between Royal Gold’s pay and performance, and recommended “for” Say-on-Pay.

We invite you to read the Proxy Statement for more information regarding the reasons the Board recommends a vote “FOR” Proposal 3, Advisory Vote on Executive Compensation.

We appreciate your time and consideration on these matters and ask for your support of the Board’s recommendation.

M. Craig Haase

Chairman, Compensation, Nominating and Governance Committee

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Royal Gold, Inc.
(Registrant)

Dated: October 29, 2015	By:	/s/Bruce C. Kirchhoff
	Name:	Bruce C. Kirchhoff
	Title:	Vice President, General Counsel and Secretary